Exhibit 16.1

Phone (310) 568-1625 Fax (310) 410-0371 www.kabanico.com

May 6, 2011

Office of the Chief Accountant
SECPS Letter File
Mail Stop 9-5
Securities and Exchange Commission
SEC Headquarters 100 F Street, NE
Washington, DC 20549

Re: AUARSOUND, INC.

File No. 000-51543

We have read the statements that we understand AURASOUND, INC. will include under Item 4.01 of Form 8-K, dated May 6, 2011, regarding the recent change of auditors. We agree with such statements made regarding our firm.

/s/ Kabani & Company, Inc.
Kabani & Company, Inc.
CERTIFIED PUBLIC ACCOUNTANTS